SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March  22, 2004

The Washington Corporation

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-7228	52-1157845
(Commission File Number)	(IRS Employer Identification No.)

4421 Chestnut Street, Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (301)657-3640

(Former name or former address, if changed since last report)

Item 2.                                                           Disposition of Assets

Sale of Arlington Square Project

On February 27, 2004, The Washington Corporation (the Corporation) entered into seven Limited Partnership Interest Purchase Contracts, pursuant to which the Corporation sold limited partnership interests (the TWC Limited Partnership Interests) it held in Arlington Square Limited Partnership (ASLP), a limited partnership organized to hold title to real property referred to as 4401 North Fairfax Drive, Arlington, Virginia (Arlington Square); and one Stock Purchase Agreement, pursuant to which the Corporation sold stock (the Stock Interests) it held in Arlington Square, Inc. (ASI), a Virginia corporation organized to hold general and limited partnership interests in ASLP.  Additionally, prior to the sale of the Stock Interests, ASI, a wholly owned subsidiary of the Corporation, entered into a Limited Partnership Interest Purchase Contract, pursuant to which ASI sold its limited partnership interests in ASLP (the ASI Limited Partnership Interests).   All of the above-described contracts are referred to herein as the Purchase Contracts.

The sale of the TWC Limited Partnership Interests, the Stock Interests, and the ASI Limited Partnership Interests is detailed in the following table:

Buyer	Interest	Percentage of Interest Sold	Sale Price
James W. and Barbara Korman	TWC Limited Partnership Interest	4%	$127,419.28
Tranz Dominion, L.L.C.	TWC Limited Partnership Interest	2.5%	79,637.05
K-F Associates, L.C.	TWC Limited Partnership Interest	10%	318,548.20
David B. Kinney	TWC Limited Partnership Interest	10%	318,548.20
Guardian Retail Group, LLC	TWC Limited Partnership Interest	16%	509,677.12
Shooshan Realty 4401, LLC	TWC Limited Partnership Interest	1%	31,854.82
Shooshan 4401, LLC	TWC Limited Partnership Interest	5.5%	175,201.51
Guardian Retail Group, LLC	Stock Interest	100%	31,854.82
Shooshan 4401, LLC	ASI Limited Partnership Interest	19%	605,241.47

The purchase prices under each of the Purchase Contracts was paid with checks by the buyers.  Payment under the Purchase Contracts was finalized on March 22, 2004.  Portions of the purchase price for each of the Purchase Contracts were used (i) to pay transfer fees charged by Metropolitan Life Insurance, the holder of a first mortgage given by ASLP on Arlington Square, and (ii) to pay off the remaining principal on a second mortgage given by ASLP to Allied Capital on Arlington Square.

David B. Kinney, the purchaser of a ten percent (10%) TWC Limited Partnership Interest, and the general partner of K-F Associates, L.C., the purchaser of a ten percent (10%) TWC Limited Partnership Interest, holds approximately twelve percent (12%) of the Corporation’s Class C shares of common stock.

The Corporation entered into the Purchase Contracts pursuant to the approval by the Corporation’s shareholders of a Plan of Liquidation and Dissolution (The Plan of Liquidation) at a Shareholders’ Meeting held June 27, 2003.  The Plan of Liquidation provides for the immediate sale of all of the Corporation’s assets.  As a result of the Purchase Contracts, the Corporation has now sold all of its assets.  The next steps under the Plan of Liquidation are for the Corporation to distribute all net proceeds from the Purchase Contracts to the Class A Shareholders (the only shareholders entitled to receive distributions, as described in the Corporation’s Proxy Statement filed with the SEC on June 4, 2003) and for the Corporation to dissolve under Maryland law.

Item 7.  Financial Statements and Exhibits

(b)           Pro Forma Financial Information.  Pro forma financial statements for the sale of assets described above are not presented because, after the sale of these assets, the Corporation has no remaining assets and will be liquidating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE WASHINGTON CORPORATION
(Registrant)

	By:	/s/ William N. Demas
William N. Demas
President

Date: April 6, 2004